EXHIBIT 10.2

FORM

OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [•], 20[•] by and between Fox Corporation, a Delaware corporation (the “Company”), and [•] (the “Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain qualified persons as directors would be detrimental to the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there is adequate certainty of protection through indemnification against risks of claims and actions against them arising out of their service to, and activities on behalf of, the Company;

WHEREAS, the Company has adopted provisions in its Amended and Restated By-laws (the “By-laws”) providing for the indemnification and advancement of expenses of its directors to the fullest extent permitted by the laws of the State of Delaware;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), empowers the Company to indemnify its directors and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 of the DGCL is not exclusive; and

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director of the Company free from undue concern for claims for damages arising out of or related to such service to or on behalf of the Company.

NOW, THEREFORE, each party hereto, intending to be legally bound hereby, agrees as follows:

1. Indemnification and Expenses.

(a) Indemnification. If the Indemnitee is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director of the Company or any of the Company’s direct or indirect subsidiaries or is or was serving at the request of the Company as a director or officer of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or in any other capacity, whether the basis of such Proceeding is alleged action in such person’s official capacity or in any other capacity while holding such office, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith, and such indemnification shall continue as to the Indemnitee if he or she has ceased to serve as a director or in any other capacity and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 2 with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b) Advancement of Expenses. The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including reasonable attorneys’ fees) incurred by the Indemnitee in defending any Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that no such Advancement of Expenses shall be made except upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision or order from which there is no further right to appeal (a “Final Adjudication”) that the Indemnitee is not entitled to be indemnified for such expenses pursuant to this Agreement or otherwise.

2. Enforcement. If (i) a claim for indemnification after the final disposition of a Proceeding under Section 1(a) is not paid in full within 60 days after a written claim has been received by the Company or (ii) a claim for an Advancement of Expenses under Section 1(b) is not paid in full by the Company within 20 days after a written claim (together with the requisite Undertaking) has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (b) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including the Board, any committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including the Board, any committee thereof, independent legal counsel, or its stockholders) that the Indemnitee has not met such standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In the case of such a suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or not entitled to such Advancement of Expenses, pursuant to this Agreement or otherwise, shall be on the Company.

3. Rights Non-Exclusive. The rights to indemnification and to the Advancement of Expenses conferred under this Agreement shall not be exclusive of any right which the Indemnitee may have or hereafter acquire under any statute or other applicable law, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the By-laws, any other agreement, any vote of stockholders or disinterested directors, or otherwise.

4. Indemnification by Other Enterprises. The Company’s obligation, if any, to provide an Advancement of Expenses to or to indemnify the Indemnitee by reason of the fact that he or she was or is serving as a director of any direct or indirect subsidiary of the Company or, at the request of the Company, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount the Indemnitee may be entitled to receive as an advancement of expenses or as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

5. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Each party hereto agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant, or restriction for any of such that is held invalid, void, or unenforceable by a court of competent jurisdiction.

6. Notices. Any notices, consents, determinations, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, however, that such confirmation is not automatically generated), or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party hereto to receive the same. The addresses for such communications shall be:

If to the Company:

Fox Corporation

1211 Avenue of the Americas

New York, New York 10036

Attention:     Chief Legal and Policy Officer

Viet D. Dinh

E-mail:          viet.dinh@fox.com

If to the Indemnitee:

[•]

[•]

Attention: [•]

E-mail:     [•]

7. Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions (including any counterclaims (whether based on contract, tort, or otherwise)) arising out of or relating to this Agreement or any act of the Company or the Indemnitee in the negotiation, administration, performance, or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto irrevocably agrees that any action with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each party hereto hereby irrevocably submits with regard to any such action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each party hereto hereby irrevocably waives, and agrees not to assert in any action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from the jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the action in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such action is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts.

8. Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

9. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

10. Entire Agreement; Amendments. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement. Notwithstanding any provision herein to the contrary (a) without limiting the generality of Section 3, the immediately preceding sentence shall neither be deemed a substitute for nor diminish or abrogate in any manner any right which the Indemnitee may have or hereafter acquire under any statute or other applicable law, the Charter, the By-laws, any other agreement, any vote of stockholders or disinterested directors, or otherwise; and (b) to the extent that a change in applicable law, whether by statute or judicial decision, or an amendment to the By-laws, permits greater indemnification or Advancement of Expenses than would be afforded currently under the this Agreement, it is the intent of the parties that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or amendment. This Agreement may only be amended pursuant to a written agreement executed by each party hereto.

11. Continuation of Rights; Successors and Assigns. The rights of the Indemnitee under this Agreement shall continue after the Indemnitee has ceased to serve as a director or in any other capacity. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of each party hereto.

12. Interpretation and Construction. As used in this Agreement, (i) the word “including” means “including, without limitation,” (ii) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision of this Agreement, and (iii) the word “or” is not exclusive. The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first specified above.

FOX CORPORATION

By:
Name:	[•]
Title:	[•]

INDEMNITEE

Name:	[•]